UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2006

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer or Identification No.)

6363 Main Street, Williamsville, New York	14221
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 857-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 15, 2006, the Compensation Committee of the Board of Directors of National Fuel Gas Company (the “Company”) approved increases in the base salaries of David F. Smith and Ronald J. Tanski. As disclosed previously, Mr. Smith was elected President and Chief Operating Officer of the Company effective February 1, 2006. He also serves as President of National Fuel Gas Supply Corporation and President of Empire State Pipeline. His base salary increased from $450,000 to $525,000. Also as disclosed previously, Mr. Tanski was elected President of National Fuel Gas Distribution Corporation effective February 1, 2006. In addition, he serves as Treasurer and Principal Financial Officer of the Company. His base salary increased from $350,000 to $400,000. The base salary of the Company’s Chairman of the Board and Chief Executive Officer, Philip C. Ackerman, is $825,000, and the base salary of James A. Beck, President of Seneca Resources Corporation, is $450,000. None of these executive officers and none of the other executive or non-executive officers of the Company or its subsidiaries are employed pursuant to employment agreements; instead, they are “at will” employees. The Compensation Committee may, among other things, adjust the base salaries of executive officers at its discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

By:	/s/ James R. Peterson
James R. Peterson
Assistant Secretary

Dated: February 22, 2006